Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-174632) of LeapFrog Enterprises, Inc.,

(2) Registration Statement (Form S-8 No. 333-97061) pertaining to the 2002 Equity Incentive Plan, 2002 Non-Employee Directors' Stock Option Plan and 2002 Employee Stock Purchase Plan of LeapFrog Enterprises, Inc.,

(3) Registration Statement (Form S-8 No. 333-117798) pertaining to the 2002 Equity Incentive Plan of LeapFrog Enterprises, Inc.,

(4) Registration Statement (Form S-8 No. 333-136328) pertaining to the 2002 Equity Incentive Plan, 2002 Non-Employee Directors’ Stock Award Plan, and Stock Option Agreement with Jeffrey G. Katz of LeapFrog Enterprises, Inc.,

(5) Registration Statement (Form S-8 No. 333-145125) pertaining to the 2002 Equity Incentive Plan of LeapFrog Enterprises, Inc.,

(6) Registration Statement (Form S-8 No. 333-175275) pertaining to the 2011 Equity Incentive Plan of LeapFrog Enterprises, Inc., and

(7) Registration Statement (Form S-8 No. 333-183102) pertaining to the Amended and Restated 2011 Equity and Incentive Plan of LeapFrog Enterprises, Inc.,

of our report dated March 11, 2013, with respect to the consolidated financial statements and schedule of LeapFrog Enterprises, Inc. included in this Annual Report (Form 10-K) of LeapFrog Enterprises, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

San Francisco, California

March 14, 2014